UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2006

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 24, 2006, ArvinMeritor, Inc. (“ArvinMeritor”) announced that J. L. De La Riva had resigned from the position of Senior Vice President and President, Light Vehicle Systems, and T. A. Gosnell had resigned from the position of Senior Vice President and President, Commercial Vehicle Systems.

ArvinMeritor entered into an agreement, dated August 23, 2006, with Mr. Gosnell providing for: (1) continuation of salary for a stated period; (2) full participation in the annual incentive program for fiscal year 2006; (3) full participation in a potential cash award and vesting of performance-based restricted shares granted under a long-term incentive cycle ending September 30, 2006; (4) pro rata participation in potential cash awards under long-term incentive cycles ending in fiscal years 2007 and 2008, based on the portion of the performance periods during which he was employed; (5) payment in full of his retention bonus pursuant to the terms of his retention agreement (filed as Exhibit 10-c to ArvinMeritor’s Current Report on Form 8-K filed on December 21, 2004 (File No. 1-15983)) ; (6) continued vesting of stock options during the salary continuation period; (7) a lump-sum payment in lieu of perquisites during the salary continuation period; and (8) continued participation for stated periods in medical, dental, vision and life insurance benefits. If he elects to retire during the salary continuation period, he may be entitled to additional cash payments and vesting of performance shares and stock options under the long-term incentive plan. The agreement, which is filed as Exhibit 10.1 to this Form 8-K, also includes non-compete, non-solicitation and confidentiality provisions. ArvinMeritor expects to enter into a similar agreement with Mr. De La Riva, which will be filed as an exhibit to a subsequent report to the Securities and Exchange Commission. Mr. Gosnell also entered into an agreement to provide consulting services to ArvinMeritor for a period of six months, which is filed as Exhibit 10.2 to this Form 8-K.

On August 24, 2006, ArvinMeritor also announced that P. R. Martens was appointed to the position of Senior Vice President and President, Light Vehicle Systems; C. J. Reinhardt was appointed to the position of Senior Vice President and President, Commercial Vehicle Systems; and H. H. Wacaser was appointed to the position of Senior Vice President and President, Emissions Technology Group, in each case effective September 1, 2006 and subject to formal election by the Board of Directors.

ArvinMeritor entered into employment agreements with Messrs. Martens, Reinhardt and Wacaser, subject to formal approval of the Board of Directors. Under the terms of these agreements, each will receive a specified annual salary, and each was granted cash target awards for the ongoing long-term incentive performance cycles ending in fiscal years 2007 and 2008. Each of them will receive a special award of restricted shares of ArvinMeritor common stock that vest upon continued service for specified periods and that would vest in full in the event of termination of employment without cause. Mr. Reinhardt will also receive a cash payment of $250,000 on February 1, 2007. The terms of their employment agreements are otherwise substantially consistent with the terms of employment letters entered into with each of ArvinMeritor’s executive officers (filed as Exhibit 10-a to ArvinMeritor’s Current Report on Form 8-K filed on December 21, 2004 (File No. 1-15983)). These agreements are filed as Exhibits 10.3, 10.4 and 10.5 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1 –	Agreement, dated August 23, 2006, between ArvinMeritor and T. A. Gosnell.

10.2 –	Consulting Agreement, dated August 23, 2006, between ArvinMeritor and T. A. Gosnell.

10.3 –	Agreement, dated August 23, 2006, between ArvinMeritor and P. R. Martens.

10.4 –	Agreement, dated August 23, 2006, between ArvinMeritor and C. J. Reinhardt.

10.5 –	Agreement, dated August 21, 2006, between ArvinMeritor and H. H. Wacaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II

Vernon G. Baker, II
Senior Vice President and General Counsel

Date: August 28, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated August 23, 2006, between ArvinMeritor and T. A. Gosnell.

10.2	Consulting Agreement, dated August 23, 2006, between ArvinMeritor and T. A. Gosnell.

10.3	Agreement, dated August 23, 2006, between ArvinMeritor and P. R. Martens.

10.4	Agreement, dated August 23, 2006, between ArvinMeritor and C. J. Reinhardt

10.5	Agreement, dated August 21, 2006, between ArvinMeritor and H. H. Wacaser.